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FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) /  /

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

WASHINGTON MUTUAL, INC.
(Exact name of obligor as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1653725 (I.R.S. employer identification no.)
1201 Third Avenue Seattle, Washington (Address of principal executive offices)	98101 (Zip code)

5.375% Junior Subordinated Deferrable Interest Debenture due 2041
(Title of the indenture securities)

1.
General information. Furnish the following information as to the Trustee:

(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.
Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of August, 2001.

THE BANK OF NEW YORK
By:	/s/ THOMAS E. TABOR
Name:	THOMAS E. TABOR
Title:	ASSISTANT VICE PRESIDENT

EXHIBIT 7

    Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,811,275
Interest-bearing balances	3,133,222
Securities:
Held-to-maturity securities	147,185
Available-for-sale securities	5,403,923
Federal funds sold and Securities purchased under agreements to resell	3,378,526
Loans and lease financing receivables:
Loans and leases held for sale	74,702
Loans and leases, net of unearned income	37,471,621
LESS: Allowance for loan and lease losses	599,061
Loans and leases, net of unearned income and allowance	36,872,560
Trading Assets	11,757,036
Premises and fixed assets (including capitalized leases)	768,795
Other real estate owned	1,078
Investments in unconsolidated subsidiaries and associated companies	193,126
Customers' liability to this bank on acceptances outstanding	592,118
Intangible assets
Goodwill	1,300,295
Other intangible assets	122,143
Other assets	3,676,375

Total assets	$70,232,359

LIABILITIES
Deposits:
In domestic offices	$25,962,242
Noninterest-bearing	10,586,346
Interest-bearing	15,395,896
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,862,377
Noninterest-bearing	373,085
Interest-bearing	24,489,292
Federal funds purchased and securities sold under agreements to repurchase	1,446,874
Trading liabilities	2,373,361
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,381,512
Bank's liability on acceptances executed and outstanding	592,804
Subordinated notes and debentures	1,646,000
Other liabilities	5,373,065

Total liabilities	$63,658,235

EQUITY CAPITAL
Common stock	1,135,284
Surplus	1,008,773
Retained earnings	4,426,033
Accumulated other comprehensive income	4,034
Other equity capital components	0

Total equity capital	6,574,124

Total liabilities and equity capital	$70,232,359

    I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

    Thomas J. Mastro,
Senior Vice President and Comptroller

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Alan R. Griffith

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